SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number)

Item 5.    Other Events and Regulation FD Disclosure

On September 18, 2003, Fiserv, Inc. (the “Company”) announced that Kim M. Robak, Vice President for External Affairs and Corporation Secretary at the University of Nebraska, was named to serve on the Fiserv Board of Directors.

Robak, 47, joined the University of Nebraska in 1999 after serving as Lieutenant Governor of Nebraska from 1993 to 1999. She also was Chief of Staff from 1992 to 1993 and Legal Counsel from 1991 to 1992 to former Nebraska Governor E. Benjamin Nelson. During her tenure in state government, she was Chair of the Governor’s Information Resources Cabinet and led the Information Technology Commission of Nebraska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

By:	/s/ KENNETH R. JENSEN
Kenneth R. Jensen Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: September 18, 2003

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